EXHIBIT 4.4

                         RESTRICTED STOCK ACKNOWLEDGMENT
                                       AND
                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July __, 1998 among (i) CHARTER COMMUNICATIONS INTERNATIONAL, INC., a Nevada corporation with its principal office located at 2839 Paces Ferry Road, Suite 500, Atlanta, Georgia 30339 (the "Company"), and (ii) JAMES A. PATTERSON ("Patterson"), a resident of the Commonwealth of Kentucky, and JP INVESTMENT CORPORATION ("Investment"), a Kentucky corporation, or its assignee, (each referred to as a "Stockholder", as applicable, and collectively, as the "Stockholders").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company and Patterson are on the date hereof entering into a transaction (the "Transaction") whereby Patterson shall acquire 500,000 shares of the Company's common stock, par value $.00001 per share and Patterson shall obtain a warrant (the "Warrant") to purchase an additional 500,000 shares of the Company's common stock.

     WHEREAS, the Company and Investment on the date hereof expect to enter into a transaction in the near future pursuant to a Financing Agreement among the Company, Investment and Telecommute Solutions GP, Inc. ("Telecommute"), pursuant to which Investment will have the right to convert certain shares of preferred stock of Telecommute into shares of the Company's common stock.

     NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto hereby agree as follows:

         I.   DEFINITIONS AND RESTRICTED STOCK ACKNOWLEDGMENTS

     1.1      Definitions.  For  purposes  of  this  Agreement,  the  following
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              definitions  shall  apply:

              Common Stock. The term "Common Stock" shall mean all shares of the
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Company's  common  stock  being  acquired by Patterson, all of the shares of the
Company's common stock issued pursuant to exercise of the Warrant, and all shares of the Company's common stock acquired by Investment through the conversion of Telecommute preferred stock, each as contemplated in the Recitals above.

             The 1933 Act. The term "1993 Act" means the Securities Act of 1933,
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             as  amended,  or  any  successor  legislation  thereto.

             Register.  The  terms "register,"  "registered," and "registration"
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refer  to  a  registration  effected  by  preparing  and  filing  a registration statement of similar documents in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                                      4.2-10
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            Registrable Securities. The term "Registrable Securities" means  the
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            Common  Stock.

     1.2    Restricted  Stock  Acknowledgments.
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           (a)     No  Registration. The Stockholders understand and acknowledge
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that  none of the shares of Common Stock have been registered under the 1933 Act and, therefore, none of them can be resold unless they are registered under the 1933 Act or unless an exemption is available.

           (b)     Purchase  for  Investment,  Etc.  Each  of  the  Stockholders
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represents  and  warrants  to  the Company, its representatives and agents that:

               (i) Each of the Stockholders is aware that no federal or state agency has made any finding or determination as to the fairness of an investment in the Common Stock nor any recommendation nor endorsement with respect thereto;

               (ii) Each of the Stockholders recognize that an investment in the Common Stock involves a high degree of risk;

               (iii) Each of the Stockholders has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of participating in the Transaction and protecting Stockholder's interests in connection with this investment;

               (iv) Each of the Stockholders is able to bear the economic risk of the investment in the Common Stock, including the risk of total loss of the investment;

               (v) Each of the Stockholders has received and has thoroughly reviewed the Company's most recent reports on Form 10-KSB and 10-QSB (including the Company's financial statements therein), and no statement, printed material or inducement given or made by any person is contrary to the information contained in such "SEC Reports";

               (vi) Each of the Stockholders has had an opportunity to ask questions of the officers and directors of the Company and to receive answers from them concerning this offering and the Company, and the officers and directors of the Company have made all relevant information available to Stockholder, including materials, books and records of the Company;

               (vii) Each of the Stockholders is aware that he must bear the economic risk of his investment in the Company for an indefinite period of time because the shares of Common Stock have not been registered under the 1933 Act or the securities laws of any state and, therefore, none of them can be sold unless subsequently registered under the 1933 Act and any applicable state securities laws or an exemption from registration is available;

                                      4.2-11
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               (viii)  Each  of  the  Stockholders  acknowledges  that  a legend will be placed on the certificates for shares of Common Stock in substantially the following form:

"THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITY MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE ISSUER OF THE CERTIFICATE OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE ISSUER THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO COUNSEL FOR THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER,"; and

               (ix) Each of the Stockholders acknowledges that the Company has placed or will place stop transfer instructions with respect to the shares of Common Stock to restrict the resale, pledge, hypothecation or other transfer thereof.


                                II.  REGISTRATION

2.1     Right to Include Registrable Stock.  If the Company proposes to register
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any  of  its securities under the 1933 Act for its own account for sale for cash
(other than a registration on Form S-4 or Form S-8, or any successor or similar forms) (an "Offering"), it will each such time promptly give written notice to the Stockholders. Upon the written request of any of the Stockholders made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder), the Company will use its best efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been requested to register by the Stockholder; provided that (i) if, at any time after giving written
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notice  of  its  intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Stockholder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, (iii) the amount of Registrable Securities of the Stockholder which will be registered may

                                      4.2-12
be limited by the terms of Section 2.2 hereof, and (iv) the Company shall have no obligation pursuant to this Section 2.1 to register any Registrable Securities unless the Stockholder agrees to accomplish the distribution of the Registrable Securities in the manner and under such conditions as may be reasonably required in the discretion of the Company including, without limitation, the execution of appropriate agreements with underwriters, utilization of specified brokerage firms or limitations on the number of shares which may be sold on any single day.

     2.2     Priority.  If the managing underwriter for a registration involving
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an  underwritten  offering  advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account and (ii) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, a number of the Registrable Securities equal to the number derived by multiplying (a) the difference between the Sale Number and the securities proposed to be sold by the Company, and (b) a fraction of the numerator of which is the number of Registrable Securities originally requested to be registered by the Stockholder and the denominator of which shall be the aggregate number of all securities requested to be registered by all stockholders of the Company's securities (other than securities being registered by the Company itself). By way of example, if the Stockholder requests registration of 500 shares and only one other stockholder of shares of Common Stock requests registration and seeks to register 1,000 shares and the Company seeks to register 3,000 shares and the Sale Number is 4,200, then the Stockholder will be entitled to register 400 shares of Common Stock.

     2.3     Withdrawal or Lapse.  Notwithstanding any other provision herein to
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the  contrary,  the Company may at any time, at its sole discretion, withdraw or abandon any registration statement or allow a registration statement to lapse, without any liability to the Stockholder.

                              III.  INDEMNIFICATION

     3.1 To the extent permitted by law, the Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or severally) to which any of the foregoing persons may become subject, under the 1933 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon false or misleading written information furnished by the Stockholder expressly for use in connection with such registration; and such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3.1, in connection with investigating or defending any such loss, claim, damage, liability, or action. In no event will the liability of any Stockholder for indemnification exceed the proceeds received by such Stockholder in the Offering.

                                      4.2-13
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     3.2     The  obligation  of  the  Stockholder  under  this Article III will survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

                          IV.  EXPENSES OF REGISTRATION

     All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company, except that the Stockholder shall be required to pay underwriters' discounts, commissions, and stock transfer taxes relating to the Registrable Securities and the fees and disbursements of counsel to the Stockholder, other than as set forth in this Agreement.

                                V.  MISCELLANEOUS

     5.1     Termination.  This  Agreement shall terminate on December 31, 2002.
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     5.2     Notices.  Any  notice  or other communication given hereunder shall
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be  deemed  sufficient  if  in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, by facsimile transmission or by overnight courier, addressed as follows:

          if  to  either  of  the  Stockholders,

               c/o  JP  Investment  Corporation
               Ten  Thousand  Building
               Shelbyville  Road
               Louisville,  Kentucky  40223
               Attn:  James  A.  Patterson

          with  a  copy  to,

               Brown,  Todd  &  Heyburn  PLLC
               400  West  Market  Street,  32nd  Floor
               Louisville,  Kentucky  40202
               Attn:  C.  Edward  Glasscock

          if  to  the  Company,

               Charter  Communications  International,  Inc.
               2930  Paces  Ferry  Road
               Suite  500
               Atlanta,  Georgia  30339
               Attention:  Stephen  E.  Raville

                                      4.2-14
          with  a  copy  to,

               Cushing,  Morris,  Armbruster  &  Jones,  LLP
               229  Peachtree  Street,  N.E.
               Suite  2110,  International  Tower
               Atlanta,  Georgia  30303
               Attention:  Charles  M.  Cushing,  Jr.

     Notices shall be deemed to have been given on the third business day after being so mailed; except notice of change of address and notices not delivered by mail, which shall be deemed to have been given when received.

     5.3     Severability.  The holding of any provision of this Agreement to be
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invalid  or  unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     IN WITNESS THEREOF, this Agreement has been executed as of the date first above written.

                              CHARTER  COMMUNICATIONS
                              INTERNATIONAL,  INC.


                              By:     __________________________________
                              Its:     __________________________________


                              STOCKHOLDERS:


                              ________________________________________
                              James  Patterson


                              JP  INVESTMENT  CORPORATION


                              By:     __________________________________

                              Title:     __________________________________

                                      4.2-15
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